Exhibit 10.9

AGREEMENT FOR TRANSFER AND ASSUMPTION

OF SPONSORSHIP OF EMPLOYEE BENEFIT PLANS OF

MAGELLAN MIDSTREAM HOLDINGS, L.P.

This AGREEMENT FOR TRANSFER AND ASSUMPTION OF SPONSORSHIP OF EMPLOYEE BENEFIT PLANS OF MAGELLAN MIDSTREAM HOLDINGS, L.P. is entered into by the parties who are the signatories hereto. It shall be effective as of the date set forth herein.

I. Explanatory Provisions.

1.1 Magellan Midstream Holdings, L.P. (“Magellan Holdings”), a limited partnership, has become a subsidiary of MGG Midstream Holdings, L.P., a limited partnership.

1.2 Magellan Midstream Holdings GP, LLC (“MMH”) is the general partner of Magellan Holdings.

1.3 Effective as of December 24, 2005 (the “Effective Date”), the employees of Magellan Holdings will become employees of MMH.

1.4 Magellan Holdings is the sponsor of the following employee benefit plans (the “Transferred Plans”):

•	Magellan Pension Plan

•	Magellan Pension Plan for Pace Employees

•	Magellan Health & Welfare Plan including all Component Plans

•	Magellan 401(k) Plan

•	Magellan Parking Plan

•	Magellan Severance Pay Plan

1.5 Magellan Holdings and MMH have determined that it is advisable for Magellan Holdings to transfer its rights and obligations as the sponsor and plan administrator of the Transferred Plans to MMH and MMH has agree to accept such transfer and to assume the obligations of Plan Sponsor and Plan Administrator of the Transferred Plans.

II. Amendment to Plans.

As of the Effective Date, (i) all references in the Transferred Plans to Magellan Midstream Holdings, L.P. are hereby changed to read Magellan Midstream Holdings GP, LLC, (ii) all references to the general partner or management of Magellan Midstream Holdings, L.P., shall be changed to read the management or member of Magellan Midstream Holdings GP, LLC; and (iii) all references to the Magellan Pension Plan for PACE Employees are hereby changed to read Magellan Pension Plan for USW Employees.

III. Transfer Assignment and Assumption of Plan Sponsorship.

As of the Effective Date, Magellan Holdings hereby transfers and assigns all of its rights and obligations as the sponsor and plan administrator of the Transferred Plans to MMH and MMH hereby accepts such transfer and assumes the obligations of Magellan Holdings related to the Transferred Plans including, without limitation, those obligations set forth in the plan documents governing the Transferred Plans and related Trust Agreements. Magellan Midstream Holdings, L.P. shall be a participating Employer in the Transferred Plans.

IN WITNESS WHEREOF, Magellan Midstream Holdings, L.P., as the sponsor of the Transferred Plans and Magellan Midstream Holdings GP, LLC, as the successor sponsor of the Transferred Plans hereby acknowledge and agree to the transfer and assumption of sponsorship hereinabove described.

TRANSFERRING SPONSOR:	MAGELLAN MIDSTREAM HOLDINGS, L.P.

	By:	Magellan Midstream Holdings GP LLC, general partner

	By:	/s/ John D. Chandler

SUCCESSOR SPONSOR:	MAGELLAN MIDSTREAM HOLDINGS GP, LLC

	By:	/s/ Lonny E. Townsend

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